FOR IMMEDIATE RELEASE - UPDATED VERSION**	Company Contact
Investors: Jim Zeumer
(404) 978-6434
Email: jim.zeumer@pultegroup.com

PULTEGROUP, INC. REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

•Reported Net Income of $1.13 Per Share
•Adjusted Net Income of $1.28 Per Share
•Closings Increased 12% to 6,044 Homes
•Home Sale Gross Margin of 25.5%
•Net New Orders Increased 31% to 9,852 Homes; Net New Order Value Increased 42% to $4.6 Billion
•Backlog Increased 50% to 18,966 Homes with a Value of $8.8 Billion
•Debt-to-Capital Lowered to 23.3%, as Company Paid Down $726 Million of Senior Notes in the Quarter
•Company Repurchased 3.3 Million Shares for $154 million in the Quarter
•Company Increases Share Repurchase Authorization by $1.0 Billion

    ATLANTA - April 27, 2021 - PulteGroup, Inc. (NYSE: PHM) announced today financial results for its first quarter ended March 31, 2021. For the quarter, the Company reported net income of $304 million, or $1.13 per share. Adjusted net income for the period was $343 million, or $1.28 per share, after excluding a pre-tax charge of $61 million associated with the Company’s previously announced cash tender for $300 million of debt that was executed in the period, as well as a $10 million pre-tax insurance benefit recorded in the period. Reported net income for the first quarter of 2020 was $204 million, or $0.74 per share. Adjusted net income for the first quarter of 2020 was $219 million, or $0.80 per share, after excluding a $20 million pre-tax goodwill impairment charge recorded in the period.

    “The year has gotten off to an outstanding start with strong demand across all of our markets and buyer groups which helped drive a 31% increase in net new orders, including a 49% gain in active-adult sales,” said Ryan Marshall, PulteGroup President and CEO. “In the first quarter, we continued to capitalize on this favorable demand environment as we expanded our adjusted operating margin by 280 basis points and generated a 60% increase in adjusted earnings per share.”

    “Gains in our core homebuilding operations and resulting strong cash flows are allowing us to invest in future growth and return funds to shareholders, while helping to generate high returns on equity which increased to 24.4%* for the trailing 12 months.”

“Along with the important underpinnings of favorable demographics, low interest rates and improving consumer confidence, industry demand is benefiting from increased desire for single family living, the ability for new homes to better meet buyer wants and needs and from a limited supply of new and existing home inventory,” added Marshall. “The need for almost 4 million additional homes as recently estimated by Freddie Mac to meet buyer demand, and expectations for an acceleration in economic growth as the pandemic continues to recede, keep us optimistic about future housing conditions and the opportunity to drive additional gains in our business results.”

First Quarter Financial Results

Home sale revenues for the first quarter totaled $2.6 billion, an increase of 17% over the prior year period. Higher revenues for the quarter benefited from a 12% increase in the number of homes closed to 6,044, in combination with a 4%, or $17,000, increase in average sales price to $430,000. The higher average sales price reported in the quarter reflects price increases realized across all buyer groups.

    For the first quarter, home sale gross margin increased 180 basis points over the prior year to 25.5%, and on a sequential basis was up 50 basis points from the fourth quarter of 2020. Reported SG&A expense for the period was $272 million, or 10.5% of home sale revenues. Adjusted SG&A expense for the quarter, which excludes the $10 million pre-tax insurance benefit recorded in the period, was $282 million, or 10.9% of home sale revenues. Prior year SG&A expense for the first quarter was $264 million, or 11.9% of home sale revenues.

    Net new orders for the first quarter increased 31% from the prior year to 9,852 homes. The dollar value of net new orders in the first quarter was $4.6 billion, which is an increase of 42% over the prior year. The Company operated from an average of 837 communities in the first quarter, which is a decrease of 4% from last year’s average of 873 communities.

The Company’s quarter-end backlog totaled 18,966 homes with a value of $8.8 billion. The average sales price in backlog increased 5%, or $23,000, over the prior year to $465,000.

    First quarter pretax income for PulteGroup’s financial services operations more than tripled over the prior year to $66 million. The increase in pre-tax income for the quarter reflects a generally favorable competitive environment, along with higher loan volumes consistent with the growth in our homebuilding operations and gains in mortgage capture rate. Mortgage capture rate for the quarter increased to 88%, up from 87% last year.

The Company ended the first quarter with $1.6 billion of cash after using available funds to pay down $726 million of senior notes, as well as the repurchase of 3.3 million of its common shares for $154 million, or an average price of $46.11 per share. At quarter end, the Company had a net debt-to-capital of 5.5%.

    In a separate press release, PulteGroup announced that its Board of Directors approved a $1.0 billion increase to the Company’s share repurchase authorization. “We have reduced our shares outstanding by 32% since reinstating our share repurchase program eight years ago and believe the systematic return of funds to our shareholders to be an important part of our capital allocation strategy,” said Bob O’Shaughnessy, PulteGroup executive vice president and CFO.

Following the close of the Company’s first quarter, Standard & Poor’s announced that it had upgraded PulteGroup to BBB- citing the Company’s lower debt and strong credit ratios. PulteGroup is now rated investment grade by S&P, Moody’s and Fitch.

Also following quarter end, PulteGroup was ranked among the 2021 Fortune 100 Best Companies to Work For® by Great Place to Work®. This is the first time PulteGroup has been named to this prestigious list. “We are proud to be named a Best Company to Work For and believe this recognition directly reflects the commitment of our people to creating a diverse and inclusive workforce where all of our employees are empowered to bring their best selves to work each day,” said Mr. Marshall.

A conference call to discuss PulteGroup's first quarter results is scheduled for Tuesday, April 27, 2021, at 8:30 a.m. Eastern Time. Interested investors can access the live webcast via PulteGroup's corporate website at www.pultegroup.com.

* The Company's return on equity is calculated as net income for the trailing twelve months divided by average shareholders' equity, where average shareholders' equity is the sum of ending shareholders' equity balances of the trailing five quarters divided by five.

**The press release issued at 6:30 a.m on April 27, 2021, had our operating segments listed in the incorrect order and is corrected in this version.

Forward-Looking Statements

This release includes "forward-looking statements." These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” "should", “will” and similar expressions identify forward-looking statements, including statements related to any potential impairment charges and the impacts or effects thereof, expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to the cyclical nature of the industry, including any changes regarding our land positions and the levels of our land spend; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws which could have a greater impact on our effective tax rate or the value of our deferred tax assets than we anticipate; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; our ability to generate sufficient cash flow in order to successfully implement our capital allocation priorities; required accounting changes; terrorist acts and other acts of war; the negative impact of the COVID-19 pandemic on our financial position and ability to continue our Homebuilding or Financial Services activities at normal levels or at all in impacted areas; the duration, effect and severity of the COVID-19 pandemic; the measures that governmental authorities take to address the COVID-19 pandemic which may precipitate or exacerbate one or more of the above-mentioned and/or other risks and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period of time; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See PulteGroup's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and other public filings with the Securities and Exchange Commission (the "SEC") for a further discussion of these and other risks and uncertainties applicable to our businesses. PulteGroup undertakes no duty to update any forward-looking statement, whether as a result of new information, future events or changes in PulteGroup's expectations.

About PulteGroup

PulteGroup, Inc. (NYSE: PHM), based in Atlanta, Georgia, is one of America’s largest homebuilding companies with operations in more than 40 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb, DiVosta Homes, American West and John Wieland Homes and Neighborhoods, the company is one of the industry’s most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup’s purpose is building incredible places where people can live their dreams.

For more information about PulteGroup, Inc. and PulteGroup’s brands, go to pultegroup.com; www.pulte.com; www.centex.com; www.delwebb.com; www.divosta.com; www.jwhomes.com; and www.americanwesthomes.com. Follow PulteGroup, Inc. on Twitter: @PulteGroupNews.

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PulteGroup, Inc.
Consolidated Statements of Operations
($000's omitted, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Homebuilding
Home sale revenues	$2,596,510	$2,221,503
Land sale and other revenues	27,159	18,927
	2,623,669	2,240,430
Financial Services	106,122	54,550
Total revenues	2,729,791	2,294,980

Homebuilding Cost of Revenues:
Home sale cost of revenues	(1,935,635)	(1,694,865)
Land sale and other cost of revenues	(24,636)	(15,014)
	(1,960,271)	(1,709,879)

Financial Services expenses	(39,674)	(34,949)
Selling, general, and administrative expenses	(271,686)	(263,669)
Loss on debt retirement	(61,469)	—
Goodwill impairment	—	(20,190)
Other expense, net	(2,639)	(2,524)
Income before income taxes	394,052	263,769
Income tax expense	(89,945)	(60,058)
Net income	$304,107	$203,711

Per share:
Basic earnings	$1.14	$0.75
Diluted earnings	$1.13	$0.74
Cash dividends declared	$0.14	$0.12

Number of shares used in calculation:
Basic	265,407	270,000
Effect of dilutive securities	605	1,218
Diluted	266,012	271,218

PulteGroup, Inc.
Condensed Consolidated Balance Sheets
($000's omitted)
(Unaudited)

	March 31, 2021	December 31, 2020

ASSETS

Cash and equivalents	$1,579,586	$2,582,205
Restricted cash	64,468	50,030
Total cash, cash equivalents, and restricted cash	1,644,054	2,632,235
House and land inventory	7,975,211	7,721,798
Land held for sale	31,796	27,962
Residential mortgage loans available-for-sale	495,049	564,979
Investments in unconsolidated entities	39,558	35,562
Other assets	969,437	923,270
Intangible assets	158,432	163,425
Deferred tax assets, net	132,204	136,267
	$11,445,741	$12,205,498

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable	$404,564	$511,321
Customer deposits	589,634	449,474
Deferred tax liabilities	110,884	103,548
Accrued and other liabilities	1,352,629	1,407,043
Financial Services debt	270,819	411,821
Notes payable	2,031,937	2,752,302
	4,760,467	5,635,509
Shareholders' equity	6,685,274	6,569,989
	$11,445,741	$12,205,498

PulteGroup, Inc.
Consolidated Statements of Cash Flows
($000's omitted)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net income	$304,107	$203,711
Adjustments to reconcile net income to net cash from operating activities:
Deferred income tax expense	11,391	19,955
Land-related charges	1,368	9,729
Loss on debt retirement	61,469	—
Goodwill impairment	—	20,190
Depreciation and amortization	17,142	15,149
Share-based compensation expense	11,630	11,479
Other, net	(687)	(903)
Increase (decrease) in cash due to:
Inventories	(243,947)	(189,364)
Residential mortgage loans available-for-sale	69,930	145,113
Other assets	(54,303)	(3,534)
Accounts payable, accrued and other liabilities	(1,352)	(26,910)
Net cash provided by (used in) operating activities	176,748	204,615
Cash flows from investing activities:
Capital expenditures	(14,752)	(20,139)
Investments in unconsolidated entities	(8,169)	(663)
Distributions of capital from unconsolidated entities	5,000	6,500
Business acquisition	(10,400)	(83,200)
Other investing activities, net	698	1,706
Net cash provided by (used in) investing activities	(27,623)	(95,796)
Cash flows from financing activities:
Repayments of notes payable	(794,435)	(9,245)
Borrowings under revolving credit facility	—	700,000
Financial Services borrowings (repayments), net	(141,002)	(56,573)
Stock option exercises	11	50
Share repurchases	(153,703)	(95,676)
Cash paid for shares withheld for taxes	(10,566)	(14,838)
Dividends paid	(37,611)	(32,740)
Net cash provided by (used in) financing activities	(1,137,306)	490,978
Net increase (decrease) in cash, cash equivalents, and restricted cash	(988,181)	599,797
Cash, cash equivalents, and restricted cash at beginning of period	2,632,235	1,251,456
Cash, cash equivalents, and restricted cash at end of period	$1,644,054	$1,851,253

Supplemental Cash Flow Information:
Interest paid (capitalized), net	$17,368	$14,019
Income taxes paid (refunded), net	$15,574	$5,540

PulteGroup, Inc.
Segment Data
($000's omitted)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
HOMEBUILDING:
Home sale revenues	$2,596,510	$2,221,503
Land sale and other revenues	27,159	18,927
Total Homebuilding revenues	2,623,669	2,240,430

Home sale cost of revenues	(1,935,635)	(1,694,865)
Land sale and other cost of revenues	(24,636)	(15,014)
Selling, general, and administrative expenses ("SG&A")	(271,686)	(263,669)
Loss on debt retirement	(61,469)	—
Goodwill impairment	—	(20,190)
Other expense, net	(2,539)	(2,474)
Income before income taxes	$327,704	$244,218

FINANCIAL SERVICES:
Income before income taxes	$66,348	$19,551

CONSOLIDATED:
Income before income taxes	$394,052	$263,769

OPERATING METRICS:
Gross margin % (a)(b)	25.5%	23.7%
SG&A % (a)	(10.5)%	(11.9)%
Operating margin % (a)	15.0%	11.8%

(a)As a percentage of home sale revenues
(b)Gross margin represents home sale revenues minus home sale cost of revenues

PulteGroup, Inc.
Segment Data, continued
($000's omitted)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020

Home sale revenues	$2,596,510	$2,221,503

Closings - units
Northeast	317	310
Southeast	1,054	928
Florida	1,420	1,210
Midwest	839	708
Texas	1,225	1,128
West	1,189	1,089
	6,044	5,373
Average selling price	$430	$413

Net new orders - units
Northeast	608	448
Southeast	1,561	1,141
Florida	2,404	1,685
Midwest	1,561	1,019
Texas	1,892	1,509
West	1,826	1,693
	9,852	7,495
Net new orders - dollars	$4,630,317	$3,268,749

Unit backlog
Northeast	1,244	727
Southeast	2,847	2,078
Florida	4,638	2,781
Midwest	2,921	1,851
Texas	3,720	2,231
West	3,596	2,961
	18,966	12,629
Dollars in backlog	$8,826,989	$5,583,051

PulteGroup, Inc.
Segment Data, continued
($000's omitted)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
MORTGAGE ORIGINATIONS:
Origination volume	4,708	3,870
Origination principal	$1,564,668	$1,213,266
Capture rate	88.3%	86.8%

Supplemental Data
($000's omitted)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020

Interest in inventory, beginning of period	$193,409	$210,383
Interest capitalized	34,627	39,913
Interest expensed	(34,684)	(36,871)
Interest in inventory, end of period	$193,352	$213,425

PulteGroup, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

This report contains information about our operating results reflecting certain adjustments, including net income, diluted earnings per share ("EPS"), operating margin, and debt-to-capital ratio. These measures are considered non-GAAP financial measures under the SEC's rules and should be considered in addition to, rather than as a substitute for, the comparable GAAP financial measures. We believe that reflecting these adjustments provides investors relevant and useful information for evaluating the comparability of financial information presented and comparing our profitability and liquidity to other companies in the homebuilding industry. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate these measures and any adjustments thereto before comparing our measures to those of such other companies.

The following tables set forth a reconciliation of the non-GAAP financial measures to the GAAP financial measures that management believes to be most directly comparable ($000's omitted, except per share data):

Adjusted EPS

		Three Months Ended
	Results of Operations Classification	March 31,
		2021	2020

Net income, as reported		$304,107	$203,711
Adjustments to income before income taxes:
Loss on debt retirement	Loss on debt retirement	61,469	—
Insurance benefit	SG&A	(10,382)	—
Goodwill impairment	Goodwill impairment	—	20,190
Income tax effect of the above items	Income tax expense	(12,435)	(4,967)
Adjusted net income		$342,759	$218,934

EPS (diluted), as reported		$1.13	$0.74
Adjusted EPS (diluted)		$1.28	$0.80

Adjusted Operating Margin

	Three Months Ended
	March 31,
	2021		2020

Home sale revenues	$2,596,510		$2,221,503

Gross margin (a)	$660,875	25.5%	$526,638	23.7%

SG&A, as reported	$271,686	10.5%	$263,669	11.9%
Insurance benefit	10,382	0.4%	—	—%
Adjusted SG&A	$282,068	10.9%	$263,669	11.9%

Operating margin, as reported (b)		15.0%		11.8%
Adjusted operating margin (c)		14.6%		11.8%

(a) Gross margin represents home sale revenues minus home sale cost of revenues
(b) Operating margin represents gross margin less SG&A
(c) Adjusted operating margin represents gross margin less adjusted SG&A

Debt-to-Capital Ratios

	March 31, 2021	December 31, 2020
Notes payable	$2,031,937	$2,752,302
Shareholders' equity	6,685,274	6,569,989
Total capital	$8,717,211	$9,322,291
Debt-to-capital ratio	23.3%	29.5%

Notes payable	$2,031,937	$2,752,302
Less: Total cash, cash equivalents, and restricted cash	(1,644,054)	(2,632,235)
Total net debt	$387,883	$120,067
Shareholders' equity	6,685,274	6,569,989
Total net capital	$7,073,157	$6,690,056
Net debt-to-capital ratio	5.5%	1.8%